Exhibit 10.11

THIS AGREEMENT is made this 28th day of June 2024 between:-

(1)	DELIXY ENERGY PTE. LTD. (UEN No. 2007166282) of 883 North Bridge Road #04-01, Southbank, Singapore 198785 (hereinafter referred to as “the Vendor”) of the one part; and

(2)	WISECOME OIL PTE. LTD. (UEN No. 200721414K) of 883 North Bridge Road #04- 01, Southbank, Singapore 198785 (hereinafter referred to as “the Purchaser”) of the other part.

WHEREAS the Vendor is the registered proprietor of the property of Lot No. TS15- U4718C comprised in Subsidiary Strata Certificate of Title Volume 1366 Folio 120 together with premises erected thereon and known as 883 North Bridge Road #04-01, Southbank, Singapore 198785 (“the Property”).

WHEREAS IT IS AGREED by and between the parties hereto as follows:-

1.	SALE AND PURCHASE

1.1	The Vendor and the Purchaser agree to the sale and purchase of the Property by the Vendor to the Purchaser.

1.2	The sale and purchase is subject to “The Singapore Law Society’s Conditions of Sale 2020” (the “Conditions”) in so far as the Conditions and the terms and conditions of this Agreement are not contrary to or in conflict with the following:

(a)	Conveyancing & Law of Property (Conveyancing) Rules 2011 as promulgated under the Conveyancing & Law of Property Act (“Conveyancing Rules”); and

(b)	Singapore Academy of Law (Conveyancing Money) Rules 2011 as promulgated under the Singapore Academy of Law Act (Cap 294A) (“SAL (Conveyancing Money) Rules”) (if applicable).

Where the terms and conditions of this Agreement are in conflict with the Conditions, the former shall prevail. Where the terms and conditions of this Agreement are in conflict with the Conveyancing Rules and/or the SAL (Conveyancing Money) Rules, the Conveyancing Rules and the SAL (Conveyancing Money) Rules shall prevail.

883 North Bridge Road #04-01, Southbank, Singapore 198785

1.3	Where the context so admits:-

(a)	The expression the “Vendor” includes the personal representative(s) of and/or the person(s) deriving title under the Vendor;

(b)	The expression the “Purchaser” includes the personal representative(s) of and/or the person(s) deriving title under the Purchaser.

2.	SALE PRICE

2.1	Sale Price

The sale price shall be Singapore Dollars One Million and Three Hundred Thousand Only (S$1,300,000.00) with prevailing Goods and Services Tax thereon (the “Sale Price”). The Purchaser shall pay the required stamp duty based on the Sale Price.

2.2	Payment

(a)	Upon signing of this Agreement, the Purchaser shall pay the Vendor the Sale Price with 9% GST thereon in favour of “DELIXY ENERGY PTE. LTD.” (the Vendor).

(b)	The Vendor acknowledges receipt of the full Sale Price and the 9% GST thereon.

3.	COMPLETION

3.1	Completion Date

Completion of the sale and purchase herein shall take place on the date of this Agreement (the “Completion Date”) at the office of the Vendor’s solicitors (CHP Law LLC) or at such other place as the Vendor’s solicitors may specify on or before the Completion Date.

3.2	Assurance

On completion, upon the Purchaser paying the Vendor the Sale Price, the Vendor shall make and execute to the Purchaser an assurance of the Property free from encumbrances (such assurance to be prepared by and at the expense of the Purchaser) and shall deliver to the Purchaser, the title deed or relevant paperless title document for the Property.

883 North Bridge Road #04-01, Southbank, Singapore 198785

3.3	The Vendor hereby confirms that the Vendor’s solicitors as abovementioned have been appointed as its agent for the collection of the sale price or the balance thereof and any other monies due hereunder. The Vendor acknowledges that payment to any mortgagee or charge of the Property and payment to the Vendor’s solicitors or payment directed by the Vendor’s solicitors shall constitute a full discharge of the payment obligations by the Purchaser to the Vendor.

4.	TITLE

4.1	The title shall be properly deducted, in order and free from encumbrances on completion.

4.2	The sale and purchase is subject to such restrictions and other covenants and conditions party wall rights and other easements (if any) affecting the Property but otherwise.

4.3	The Purchaser shall not require the production of the Temporary Occupation Permit and/or the Certificate of Statutory Completion and any certificate or other evidence of numbering the Property.

4.4	The Property sold is believed to be and shall be taken to be correctly described and any other incorrect statement error or omission whether in respect of the area or otherwise shall not annul the sale and purchase herein nor shall either party claim or be allowed any compensation in respect thereof.

4.5	The area of the Property as stated in Subsidiary Strata Certificate of Title Volume 1366 Folio 120, shall be conclusively taken as correctly described.

4.6	The Purchaser shall not investigate or call for evidence of any earlier title or require delivery or production of any deeds or documents not in the Vendor’s possession nor shall the Purchaser make any requisitions or objections whatsoever with reference thereto, except that all the title certificate(s) relating exclusively to the property shall be delivered on or before completion.

883 North Bridge Road #04-01, Southbank, Singapore 198785

4.7	The Purchaser is treated as having notice of the actual state and condition of the Property as regards access, repair, light, air, drainage and all other respects and is deemed to have inspected the Property and no warranty or representation on the part of the Vendor or the Vendor’s agent or representative is given or to be implied as to the state, quality, fitness or anything whatsoever and accordingly the Purchaser shall not be entitled to make or raise any objection or requisition whatsoever in respect thereof. The Property is sold in its present state and condition on an “as is and where is” basis.

4.8	The Purchaser is agreeable to waive the following:-

(a)	sending out the usual legal requisition searches;

(b)	applying for Road and Drainage Interpretation plans; and

(c)	conducting searches on acquisition or intended acquisition of the Property by the government or other competent authorities.

4.9	Prior to the signing of this Agreement, the Vendor shall pay the property tax for the year of assessment 2024 and the maintenance charges for the current quarter (01 May 2024 to 31 July 2024), and furnish evidence of such payment to the Purchaser. On Completion, the Purchaser shall reimburse the Vendor for property tax and maintenance charges from the day after the Completion Date.

5.	ENTIRE AGREEMENT

This Agreement (which supersedes and cancels in all respects all previous representations, warranties, agreements and undertakings whether such be written or oral made between the parties hereto with respect to the subject matter hereof) embodies the entire understanding of all the terms and conditions agreed upon between the parties hereof as to the subject matter of this Agreement and there are no promises terms conditions or obligations oral or written, express or implied (whether by law or otherwise) other than those contained herein, save and except those mutually agreed in writing between the parties hereto after the date of this Agreement. This Agreement shall not be altered, changed, supplemented or amended except by written instruments signed by the parties.

883 North Bridge Road #04-01, Southbank, Singapore 198785

6.	NON-MERGER

Notwithstanding the completion of the sale and purchase herein, the terms and conditions herein shall remain in full force and effect as between the Vendor and the Purchaser insofar as the same are not fulfilled and shall not merge in the assurance of the Property by the Vendor to the Purchaser on completion of the sale and purchase herein.

7.	NON-WAIVER

Unless otherwise expressly specified or agreed, no failure or delay on the part of either party to exercise any right power authority or remedy under this Agreement and no indulgence or forbearance on the part of either party and no extension of time allowed to the other party by either party shall operate as a waiver or will any way affect the subsequent exercise by such party of the same, nor will any single or partial exercise of any right power authority or remedy preclude any other or further exercise thereof or the exercise of any other right power authority or remedy. The rights powers authorities and remedies provided in this Agreement are cumulative and not exclusive of any rights powers authorities or remedies provided by law.

8.	PARTIAL INVALIDITY

In the event that any of the terms or conditions in this Agreement shall be held invalid or unenforceable for any reason, the invalidity or unenforceability of such term or condition shall not operate to invalidate the remainder of the contract herein, each term and condition being considered as a separate and divisible agreement.

9.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

9.1	The Agreement is governed by the laws of Singapore.

9.2	The Vendor and the Purchaser agree to submit to the non-exclusive jurisdiction of the courts of the Republic of Singapore.

883 North Bridge Road #04-01, Southbank, Singapore 198785

10.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT (CHAPTER 53B)

A person who is not party to this Agreement may not enforce any of its terms by virtue of the Contracts (Rights of Third Parties) Act (Cap. 53B) of Singapore.

IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands the day and year first abovewritten.

SIGNED for and on behalf of	)
DELIXY ENERGY PTE. LTD.	)
by its duly authorised representative in the presence of :-)

/s/ TAN CHING CHERN		/s/ Dongjian Xie
TAN CHING CHERN		Name:	Dongjian Xie
Advocate & Solicitor		NRIC NO.:	EA3707881
Singapore		Position:	Director

SIGNED by the Purchaser	)
WISECOME OIL PTE. LTD.	)
by its duly authorised representative in the presence of :-)

/s/ TAN CHING CHERN		/s/ CHU TIANSHU
TAN CHING CHERN		Name:	CHU TIANSHU
Advocate & Solicitor		NRIC No.:	S7176212B
Singapore		Position:	Director

883 North Bridge Road #04-01, Southbank, Singapore 198785

DATED THE 28TH DAY OF JUNE 2024

Between

DELIXY ENERGY PTE. LTD.

(the Vendor)

And

WISECOME OIL PTE. LTD.

(the Purchaser)

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SALE & PURCHASE AGREEMENT

IN RESPECT OF

883 NORTH BRIDGE ROAD #04-01,

SOUTHBANK, SINGAPORE 198785

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CHP LAW LLC

20 Cecil Street

#10-03, PLUS

Singapore 049705

Telephone: (65) 62280300

Facsimile: (65) 62280329

Website: www.chp.law

883 North Bridge Road #04-01, Southbank, Singapore 198785